Exhibit 10.1

AMENDED SALARY CONTINUATION AGREEMENT

This Amended Salary Continuation Agreement (the “Amended Agreement”) is entered into as of October 10, 2008, between Veramark Technologies, Inc., a Delaware corporation with its principal office located at 3750 Monroe Ave., Pittsford, New York 14534 (“Veramark”) and Ronald C. Lundy (“Employee”).

WHEREAS, Veramark and Employee are parties to a Salary Continuation Agreement dated October 14,1998 (the “Original Agreement”); and

WHEREAS, the parties wish to amend the Original Agreement so as to fix the amount that is payable when the Employee reaches Retirement Age and to provide that no additional benefits will accrue pursuant to the Original Agreement from or after the date of this Amended Agreement;

NOW, THEREFORE, in consideration of the mutual agreements of the parties contained herein and of the employment and continued employment of Employee by Veramark, the parties agree as follows:

1. Definitions. All terms that are capitalized in this Amended Agreement that are defined in the Original Agreement and not otherwise defined in this Amended Agreement shall have the meanings ascribed to them in the Original Agreement.

2. Retirement Benefits. If Employee lives to Retirement Age and (i) has completed [twenty (20) [ years of Continuous Service Veramark will pay a retirement benefit to the Employee or his or her Designated Beneficiary beginning at Retirement Age and continuing for a minimum of ten (10) years and thereafter until Employee’s death. The amount of the retirement benefit shall be equal to $43,680 per annum.

3. Forfeiture of Benefit. Without regard to whether Employee has satisfied the conditions set forth in Section 2, Employee shall not be entitled to receive any retirement benefits pursuant to this Amended Agreement if, either before or after retirement from Veramark, Employee has

(a) Committed a material fraud against Veramark, committed a material theft of Veramark’s property or services or knowingly committed a material misappropriation of a Veramark asset or opportunity. For this purpose a fraud, theft or misappropriation shall be deemed to be material if it results in a loss or damage to Veramark in excess of $1,000.

(b) Made unauthorized intentional disclosure or use by of any proprietary or confidential information belonging to Veramark, its suppliers or customers, other than for the benefit of Veramark. For these purposes, “proprietary or confidential information” shall mean any nonpublic information which is known to Employee to be confidential or which Employee should reasonably believe to be confidential including, without limitation, information relating to products, whether under development, released or unreleased, the marketing or promotion of any products, business policies, practices, business plans and financial information.

(c) Engaged in competition with Veramark with respect to any product or service which was either offered by Veramark during Employee’s employment or was under development or consideration by the Company at the time of Employee’s retirement or departure from Veramark. For this purpose engaging in competition shall include ownership of more than one (1%) percent of the equity interest in, employment by or acting as a consultant, agent, distributor or representative to any competitive division or segment of any corporation, partnership or other business entity that derives any of its revenues from products or services in competition with Veramark.

For purposes of this Section 3, “Veramark” shall be deemed to include any subsidiary, division or other entity in which Veramark owns or acquires a majority interest.

4. Unfunded Obligation. The obligations of Veramark under this Agreement are unfunded general obligations of Veramark and are not secured by any specific assets of Veramark. Veramark’s obligations to make the payments described in this Agreement represents only its promise to make such payments as are provided herein.

5. Termination of Salary Continuation Agreement. The Original Agreement is terminated on hand as of the date of this Amended Agreement. except to the extent expressly incorporated in Paragraph 1 of this Amended Agreement, the Original Agreement shall be of no further force or effect.

6. General Terms.

(a) Binding Effect. If any provision of this Agreement shall be invalid or unenforceable, the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision and the rights and obligations of Veramark and the Employee shall be construed so as to best meet the intentions reflected herein. This Agreement will inure to the benefit of and be binding upon the successors, administrators, heirs and assigns of the parties including but not by way of limitation any successors to Veramark by virtue of merger, acquisition, distribution or dissolution.

(b) Assignment. Employee may not assign this Agreement or any right to receive payments hereunder to any other person.

(c) Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understanding, memoranda or other written or oral agreements between them respecting the within subject matter. This Agreement supersedes the Original Agreement, except to the extent expressly incorporated herein.

(d) Modifications; Waiver. No modification or waiver of this Agreement or any part hereof shall be effective unless in writing and signed by the party sought to be charged therewith. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No waiver of any breach or condition of this Agreement by or with respect to a party hereto shall be deemed to be a waiver of the same breach or condition with respect to the other party hereto.

(e) No Third Party Beneficiary. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity not a party hereto.

(f) Partial Invalidity. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(g) Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid. Any such notice or communication shall be delivered or directed to a party at its address first set forth above or at such other address as may be designated by a party in a notice given in accordance with the provisions of this paragraph.

(h) Governing Law. This Agreement and all rights of the parties shall be governed by, and construed in accordance with, the laws of the State of New York pertaining to contracts made and to be wholly performed within such state, without taking into account conflicts of laws principles.

(i) Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of said counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this agreement on and as of the date first set forth above.

VERAMARK TECHNOLOGIES, INC.

By: /s/ Anthony C. Mazzullo
Name: Anthony C. Mazzullo

EMPLOYEE:

/s/ Ronald C. Lundy
Name: Ronald C. Lundy

October 15, 2008